                              TENTH EXTENSION AGREEMENT

     TENTH EXTENSION AGREEMENT, dated as of April 30, 1996, by and between VITAFORT INTERNATIONAL CORPORATION, a Delaware corporation, and CONTINENTAL STOCK TRANSFER & TRUST COMPANY.


     WHEREAS, the parties hereto are the parties to a Warrant Agency Agreement (the "Warrant Agency Agreement"), dated as of December 19, 1989, as amended by an Extension Agreement (the "Extension Agreement"), dated as of December 18, 1992, as further amended by a Second Extension Agreement (the "Second Extension Agreement"), dated as of December 18, 1994, as further amended by a Third Extension Agreement, dated as of January 18, 1995 (the "Third Extension Agreement"), as further amended by a Fourth Extension Agreement, dated as of April 3, 1995 (the "Fourth Extension Agreement"), as further extended by a Fifth Extension Agreement, dated as of May 3, 1995 (the "Fifth Extension Agreement"), as further extended by a Sixth Extension Agreement, dated as of June 15, 1995, as further extended by a Seventh Extension Agreement, dated as of July 17, 1995 (the "Seventh Extension Agreement"), as further extended by an Eighth Extension Agreement, dated as of August 16, 1995 (the "Eighth Extension Agreement"), and as further extended by a Ninth Extension Agreement, dated as of December 31, 1995 (the "Ninth Extension Agreement") (the Warrant Agency Agreement, the Extension Agreement, the Second Extension Agreement, the Third Extension Agreement, the Fourth Extension Agreement, the Fifth Extension Agreement, the Sixth Extension Agreement, the Seventh Extension Agreement, the Eighth Extension Agreement and the Ninth Extension Agreement are collectively referred to as the "Amended Warrant Agency Agreement") and now desire to further amend the same;

     NOW THEREFORE, it is agreed as follows:


     1. All defined terms shall have the meaning given them in the Amended Warrant Agency Agreement unless otherwise defined herein.

     2. Section 5 of the Warrant Agency Agreement is amended to provide that the period during which the Warrants may be exercised shall expire at 5:00 P.M. New York City Time on July 31, 1996. The period from May 1, 1996 to July 31, 1996 shall be referred to as the Tenth Extension Period. The Warrant Agent is authorized to affix a stamp to certificates for the Warrants indicating the Tenth Extension Period.

     3. The Warrant Price during the Tenth Extension Period shall be $2.375, subject to adjustment as set forth in Section 4 of the Extension Agreement.

     4. This Tenth Extension Agreement may only be changed by an instrument in writing executed by the parties hereto. This Tenth Extension Agreement shall be governed by the laws of the State of New York as they are applied to contracts to be performed entirely within the State of New York.

     5. Except as specifically amended hereby the Amended Warrant Agency Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

                          VITAFORT INTERNATIONAL CORPORATION


                               By:  /s/ Mark Beychok
                                 ---------------------------------
                                 Mark Beychok, President and Chief
                                    Executive Officer


                      CONTINENTAL STOCK TRANSFER & TRUST COMPANY


                              By:  /s/ Steven Nelson
                                ---------------------------
                                Steven Nelson, Chairman

                                  STATE OF DELAWARE

                           OFFICE OF THE SECRETARY OF STATE

                          ----------------------------------

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "VITAFORT INTERNATIONAL CORPORATION, FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF APRIL, A.D., 1996, AT 9 O'CLOCK A.M.
    A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

[Seal of the State of Delaware]



[Seal of the Secretary of State, Delaware]   /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2209042   8100                               AUTHENTICATION:        7923429
960120932                                              DATE:         04-26-96